Exhibit 1.1


                         ARIZONA PUBLIC SERVICE COMPANY

                              First Mortgage Bonds


                             UNDERWRITING AGREEMENT
                             ----------------------



Dear Sir or Madam:


         1. Introduction. Arizona Public Service Company, an Arizona corporation (the "Company"), proposes to issue and sell from time to time up to $175,000,000 in aggregate principal amount of its First Mortgage Bonds (the "Bonds") registered under the registration statements referred to in Section 2(a). The Bonds will be issued under its Mortgage and Deed of Trust dated as of July 1, 1946, to The Bank of New York, as successor Trustee, as amended and supplemented by fifty-three indentures supplemental thereto (the "Mortgage"), and as further amended and supplemented by one or more additional Supplemental Indentures relating to the Bonds (the "Supplemental Indentures") (the Mortgage as amended and supplemented by such Supplemental Indentures being sometimes hereinafter referred to as the "Indenture"). The Bonds will be issued in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices, and other terms, with all such terms for any particular issue of the Bonds being determined at the time of sale. Particular issues of the Bonds may be sold from time to time to one or more of the firms to whom this Agreement is addressed, and to such other purchasers as the Company shall designate and as shall agree in writing to comply with the terms and conditions of this Agreement, for resale in accordance with the terms of offering determined at the time of sale. The Bonds involved in any such offering are hereinafter referred to as the "Purchased Bonds," the parties that agree to purchase the same are hereinafter referred to as the "Underwriters" of such Purchased Bonds, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives."


         2. Representations and Warranties of the Company. In connection with each offering of the Purchased Bonds, the Company represents and warrants to, and agrees with, the several Underwriters that:
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                  (a)  A  registration  statement  (No.  33-61228)  relating  to
         $100,000,000 of the Bonds, a registration statement (No. 33-55473) relating to $25,000,000 of the Bonds or unsecured debentures, notes, or other evidences of indebtedness (the "Securities"), a registration statement (No. 33-64455) relating to $25,000,000 of the Bonds or Securities ,and a registration statement (No. 333-______) relating to $25,000,000 of the Bonds, Securities or the Company's senior notes (the "Senior Notes") (including a combined prospectus relating up to $175,000,000 of the Bonds, Securities or Senior Notes) were filed with the Securities and Exchange Commission (the "Commission") and have become effective. Such registration statements, as each is amended at the time of the Terms Agreement referred to in Section 3 relating to the Purchased Bonds, are hereinafter referred to as the "First Registration Statement," the "Second Registration Statement," the
         "Third   Registration   Statement,"   and  the   "Fourth   Registration
         Statement," respectively, and, together with any related Rule 462(b) registration statement or amendment thereto, are hereinafter referred to collectively as the "Registration Statements," and such prospectus, as supplemented as contemplated by Section 3 to reflect the terms of the Purchased Bonds and terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

                  (b) Each part of the Registration Statements relating to the Bonds, when such part became effective, conformed in all material respects to the requirements of the Securities Act of 1933 (the "Act"), the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations (the "Rules and Regulations") of the Commission and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Prospectus Supplement referred to in Section 3, the Registration Statements and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and at such date none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to (a) statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or (b) that part of the Registration Statements that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New York, as successor Trustee under the Mortgage.

                  (c) An order of the Arizona Corporation Commission shall have been granted authorizing the execution and delivery of the Supplemental Indenture relating to the Purchased Bonds and the issuance and sale of the Purchased Bonds on the terms and conditions herein and in the Prospectus and the Terms Agreement referred to in Section 3 relating to the Purchased Bonds, and the approval or consent of no other public body or authority is necessary to the execution and delivery of such Supplemental Indenture or the validity of the issuance and sale of the Purchased Bonds, except as may be required under state securities or blue sky laws.

                  (d) Except for property specifically excepted from the lien of the Indenture or released therefrom in accordance with the terms thereof, the Company has good and marketable title in fee simple, except for items described in (A), (B), and (C) below, to all of the real property purported in the Indenture to be so held, good and valid leasehold interests in all properties purported in the Indenture to be held under lease, and good and valid title to all other properties described in the Indenture as subject to the lien thereof (which property excludes (i) the combined cycle plant referred to in Note 8 of Notes to Financial Statements in the Company's Form 10-K Report for the fiscal year ended December 31, 1995 (the "1995 Form 10-K Report") incorporated by reference in the Registration Statements but includes the Company's leasehold and related interests in that plant and (ii) certain leased interests in Unit 2 of the Palo Verde Nuclear Generating Station referred to in Note 7 of Notes to Financial Statements in the 1995 Form 10-K Report), except that the transmission and distribution lines of the Company, other than those located on land owned in fee by the Company, and the property described in Section 15 of Article IV of the Forty-first Supplemental Indenture, have been installed in public streets or alleys and in highways under ordinances and permits granted by the various governmental bodies having jurisdiction, or have been constructed on leaseholds, easements or rights-of-way granted, with minor exceptions, by the apparent owners of record of the land and such leases, easements, or rights-of-way are subject to any defects in or encumbrances on the title of the respective lessors of such leases or grantors of such easements or rights-of-way; title to the aforesaid properties is subject only to: (A) the lien of the Mortgage, (B) Excepted Encumbrances as defined in the Mortgage, and (C) other liens, encumbrances or defects, none of which, individually or in the aggregate, materially interfere with the business or operations of the Company (with respect to leasehold interests on the Navajo Reservation, this representation is intended and shall be understood to mean only that the Company is the owner of the rights conferred upon it by the leases from the Navajo Tribe relating to the sites on which the Navajo Plant and the Four Corners Plant are located, and that while the Company is not aware of the assertion of any claim contesting the interest of the Navajo Tribe in the lands leased, the Company does not give any representation with respect to the interest of the Navajo Tribe in the lands leased or with respect to the enforceability of such leases against the Navajo Tribe); the Mortgage, subject only as above set forth in this clause, now constitutes, and the Mortgage and the Supplemental Indentures theretofore executed, subject only as above set forth in this clause, when the latter shall have been duly recorded and filed, will constitute, together and as a single instrument, a direct and valid first mortgage lien upon said properties, which include all of the properties of the Company (other than the classes or items of property expressly excepted in the Mortgage); and all properties (other than the classes or items of property expressly excepted in the Mortgage or expressly released from the lien thereof) acquired by the Company after the date of the Supplemental Indenture relating to the Purchased Bonds in each county in the States of Arizona and New Mexico in which the Mortgage and the Supplemental Indenture shall have been duly recorded and filed (and, as to which properties, with respect to priority only, any necessary recordation and/or filing has been accomplished, including therein any necessary descriptions of after-acquired real property and real property upon which after-acquired fixtures are affixed) will, upon such acquisition, become subject to the first mortgage lien thereof, subject, however, to Excepted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and, with respect to priority only, to liens, if any, existing prior to the time of any necessary recordation and/or filing by the Company.

                  (e) The Company holds such valid franchises, certificates of convenience and necessity, licenses, and permits as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (A) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (B) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise is procured, (C) certain franchises may have expired prior to the renegotiation thereof,
         (D) the Company may not have obtained certain permits or variances relating to the environmental requirements described in any of its Form 10-K Report, its Form 10-Q Reports, and/or its Form 8-K Reports incorporated by reference in the Registration Statements, (E) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (F) the Company does not make any representation regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope.

         3. Purchase and Offering. The obligation of the Underwriters to purchase, and the obligation of the Company to sell, the Purchased Bonds will be evidenced by an exchange of facsimile transmission or other written communications (the "Terms Agreement") at the time the Company determines to sell the Purchased Bonds. The Terms Agreement shall specify (by incorporation by reference or otherwise) the parties that will be Underwriters, the principal amount to be purchased by each, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to Underwriters, the offering price, and the terms of the Purchased Bonds not already specified in the Indenture, including, but not limited to, interest rates, maturity, redemption provisions, and sinking fund requirements, if any. The Terms Agreement shall also specify (by incorporation by reference or otherwise) the time and date of delivery and payment (the "Closing Date"), the place of delivery and payment, and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Purchased Bonds (the "Prospectus Supplement"). It is understood that the Underwriters will offer the Purchased Bonds for sale as set forth in the Prospectus. The obligations of the Underwriters to purchase the Purchased Bonds shall be several and not joint. Except as may otherwise be set forth in the Terms Agreement, the Purchased Bonds will be in definitive form and in such denominations and registered in such names as the Underwriters may request.

         4. Covenants of the Company. In connection with each offering of Purchased Bonds, the Company covenants and agrees with the several Underwriters that:


                  (a) The Company will advise the Underwriters or the Representatives promptly of any proposed amendment or supplementation of the First Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, or the Prospectus. The Company will also advise the Underwriters or the Representatives of the institution by the Commission of any stop order proceedings in respect of the First Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, or of any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the Purchased Bonds is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the First Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration
         Statement, or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

                  (c) As soon as practicable, but not later than 18 months, after the date of the Terms Agreement relating to the Purchased Bonds, the Company will make generally available to its securityholders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Fourth Registration Statement (as defined in Rule 158(c) under the
         Act), which will satisfy the provisions of Section ll(a) of the Act and the rules and regulations thereunder.

                  (d) The Company will furnish to the Underwriters or the Representatives such copies of the Registration Statements (including one copy of the Fourth Registration Statement for each Representative, or for each Underwriter if there are no Representatives, and for the counsel for the Underwriters, which is signed and includes all exhibits), any related preliminary prospectus supplements and the Prospectus, including all amendments or supplements to such documents, as may be reasonably requested.

                  (e) The Company will arrange or cooperate in arrangements for the qualification of the Purchased Bonds for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters or the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Purchased Bonds, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Purchased Bonds, or to meet other requirements deemed by it to be unduly burdensome.

                  (f) During the period of five years after the date of the Terms Agreement relating to the Purchased Bonds, the Company will furnish to the  Underwriters or the  Representatives  thereunder,  and, upon request, each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and retained earnings of the Company as at the end of and for such year, all in reasonable detail and certified by independent public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company mailed by the Company to stockholders or filed with the Commission, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Purchased Bonds with respect to which the Terms Agreement relating to the Purchased Bonds has been entered for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Representatives or, if there are no Representatives, the Underwriters designate, and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Purchased Bonds.

                  (h) The Company will not offer or sell any of its First Mortgage Bonds for a period beginning at the time of execution of the Terms Agreement relating to the Purchased Bonds and ending on the Closing Date relating thereto without prior consent of the Underwriters or the Representatives.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Purchased Bonds will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

                  (a)  The  Underwriters  or  the  Representatives   shall  have
         received a letter from DELOITTE & TOUCHE LLP, dated the date of the Terms Agreement, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and stating in effect that (i) in their opinion the financial statements and schedules of the Company examined by them and incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the published Rules and Regulations thereunder and (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference, if any, in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published Rules and Regulations thereunder or are not stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statements, (B) at the date of the most recent available unaudited financial statements and at a specified date not more than five days prior to the date of this Agreement, there was any increase in the amounts of common stock, redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in net assets as compared with amounts shown in the most recent financial statements incorporated by reference in the Registration Statements, or (C) for the twelve-month period ended at the date of the most recent available unaudited financial statements
         there  were  any   decreases,
         exceeding 3%, as compared with the twelve-month period ended at the date of the most recent financial statements incorporated by reference in the Registration Statements, in the amounts of total revenues or net income, except in all cases for increases or decreases which result from the declaration or payment of dividends, or which the Registration Statements (including any material incorporated by reference therein) disclose have occurred or may occur, or which are described in such letter.

                  (b) No stop order suspending the effectiveness of the First Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

                  (c) Subsequent to the execution of the Terms Agreement relating to the Purchased Bonds, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters under such Terms Agreement, including any Representatives, materially impairs the investment quality of the Purchased Bonds, (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iii) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (iv) no rating of any of the Company's debt securities shall have been lowered and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by any recognized rating agency, and (v) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters under such Terms Agreement, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Bonds.

                  (d)  The  Underwriters  or  the  Representatives   shall  have
         received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the relevant Closing Date, to the effect that:

                           (i) The  Company  is a  corporation  duly  organized,
                  validly existing, and in good standing under the laws of the State of Arizona and has full corporate power and authority to carry on its business as presently conducted; and the Company is duly qualified as a foreign corporation to do business and is in good standing in the State of New Mexico, the only other jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

                           (ii) The Purchased  Bonds have been duly  authorized,
                  executed, authenticated, issued, and delivered, constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture (except as the same may be limited by (a) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally or the enforcement of the security provided by the Indenture, (b) the necessity for compliance with the statutory procedural requirements governing the exercise of remedies by a secured creditor, and (c) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchased Bonds and the Indenture may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in such counsel's opinion substantially prevent the practical realization of the benefits intended by such documents) and conform to the description thereof in the Prospectus;

                           (iii) The Indenture has been duly authorized, executed, and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable in accordance with its terms except as the same may be limited by (a) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally or the enforcement of the security provided by the Indenture, (b) the necessity for compliance with the statutory procedural requirements governing the exercise of remedies by a secured creditor, and (c) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchased Bonds and the Indenture may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in such counsel's opinion substantially prevent the practical realization of the benefits intended by such documents;

                           (iv) Except for property  specifically  excepted from
                  the lien of the Indenture or released therefrom in accordance with the terms thereof, the Company has good and marketable title in fee simple, except for items described in (A), (B), and (C) below, to all of the real property and fixtures thereon purported in the Indenture to be so held and that are both located in the State of

                  Arizona and described in those title reports covering at least the Saguaro, Yucca, Cholla, Ocotillo, West Phoenix, and Palo Verde plant sites that are listed on an exhibit to such opinion (the "Title Documents") (in giving such opinion, such counsel may rely solely upon the Title Documents and may assume the accuracy thereof and of the real property descriptions contained therein and may state that no other investigation or inquiry has been made with respect thereto), and in giving the opinions described below with respect to any liens, defects, and encumbrances on such title to such personal property, such counsel may assume that the Company has good and valid title to all of the personal property located in the State of Arizona and described in the Indenture as subject to the lien thereof (which property shall not include fixtures), and such counsel may rely solely upon, and assume the accuracy of, a search of the Uniform Commercial Code Financing Statements filed in the records of the Arizona Secretary of State and may assume that there are no liens or other encumbrances on personal property (as used in the Arizona Uniform Commercial Code) of the Company located in the State of Arizona other than liens or other encumbrances that have been perfected by filing with the Arizona Secretary of State under Arizona Revised Statutes ("A.R.S.") Section 47-9401.A; such title is subject only to: (A) the lien of the Mortgage, (B) Excepted Encumbrances as defined in the Mortgage, and (C) other liens, encumbrances, or defects, none of which, individually or in the aggregate, in the opinion of such counsel, materially interfere with the business or operations of the Company (in determining whether any such other liens, encumbrances, or defects materially interfere with the business or operations of the Company, such counsel may rely solely upon a certificate of an officer or engineer of the Company which shall be attached to such opinion and such opinion may state that no other investigation or inquiry with respect thereto has been made); the Mortgage, subject only as above set forth in this clause, now constitutes, and the Mortgage and the Supplemental Indentures theretofore executed, subject only as above set forth in this clause, when the latter shall have been duly recorded and filed, will constitute, together and as a single instrument, a direct and valid first mortgage lien upon said property; and all properties (other than the classes or items of property expressly excepted in the Mortgage or expressly released from the lien thereof) acquired by the Company after the date of the Supplemental Indenture relating to the Purchased Bonds in each county in the State of Arizona in which the Mortgage and the Supplemental Indenture shall have been duly recorded and filed and, with respect to priority only, any necessary recordation and/or filing has been accomplished (including therein any necessary descriptions of after-acquired real property and real property upon which after-acquired fixtures are affixed) will, upon such acquisition, become subject to the first mortgage lien thereof, subject, however, to Excepted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and, with respect to priority only, to liens, if any, existing prior to the time of any necessary recordation and/or filing by the Company;

                           (v) The Company is the owner of the rights  conferred
                  upon it by the leases from the Navajo Tribe relating to the site on which the Navajo Plant is located and while such counsel is not aware of the assertion of any claim contesting the title of the Navajo Tribe to the lands leased, such counsel shall not be required to express any opinion with respect to the interest of the Navajo Tribe in the lands leased or with respect to the enforceability of such leases against the Navajo Tribe;

                           (vi) With certain exceptions, a public service corporation is required to obtain certificates of convenience and necessity from the Arizona Corporation Commission under A.R.S. Section 40-281.A for construction of its lines, plant, services, or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation, and maintenance of transmission lines within the State of Arizona; to the best of such counsel's knowledge after due inquiry, the Company holds such valid franchises, certificates of convenience and necessity, consents, and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (A) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (B) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise is procured, (C) certain franchises may have expired prior to the renegotiation thereof, (D) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (E) such counsel need not be required to express any opinion regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope;

                           (vii) The issuance and sale of the Purchased Bonds on
                  the terms and conditions set forth or contemplated herein and in the Prospectus and the Terms Agreement relating to the Purchased Bonds and the execution and delivery of the Supplemental Indenture relating to the

                  Purchased Bonds have been duly authorized by the Arizona Corporation Commission, said Commission had jurisdiction in the premises, and no further approval, authorization, or consent of any other public board or body is necessary to the validity of such issuance and sale of such Purchased Bonds or the execution and delivery of such Supplemental Indenture, except as may be required under state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion;


                           (viii) The First Registration  Statement,  the Second
                  Registration Statement, the Third Registration Statement, and the Fourth Registration Statement have become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the First Registration Statement, the Second Registration Statement, the Third Registration Statement, or the Fourth Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each part of the Registration Statements relating to the Bonds, when such part became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act, and the published Rules and Regulations; such counsel has no reason to believe that any part of the Registration Statements, when such part became effective, or the Prospectus, as of the date of the Prospectus Supplement, or as of the Closing Date, or any amendment or supplement thereto, as of their respective effective or issue dates, or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts, and other documents are accurate and fairly present the information required to be shown; and to the actual knowledge of those persons in the lawyer group described in such opinion, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statements or Prospectus or to be filed as exhibits to the Registration Statements that are not described and filed as required (it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus); and

                           (ix) This Agreement and the Terms Agreement have been
                  duly authorized, executed, and delivered by the Company.

         In giving such opinion, (a) Snell & Wilmer L.L.P. may rely solely upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely upon the opinion of Keleher & McLeod, P.A., referred to below, as to all matters governed by the laws of the State of New Mexico, but the opinion of Snell & Wilmer L.L.P. shall state that, though they are members of the Arizona Bar and do not hold themselves out as experts on the laws of the State of New Mexico, they have made a study of the laws of such State insofar as such laws are involved in the conclusions stated in their opinion, other than such laws as relate to matters of title, and from such study it is their opinion that such laws support such conclusions and that, in their opinion, the Underwriters and they are justified to such extent in relying upon the opinion of Keleher & McLeod, P.A.; and (b) the lawyer group referred to in such opinion will mean those lawyers in the offices of Snell & Wilmer L.L.P. who
(i) have billed any time on the particular transaction to which such opinion relates or (ii) have billed more than ten hours to any Company matter in the twelve-month period preceding the date on which the list of such lawyers was compiled for purposes of inquiry pursuant to such opinion.

                  (e)  The  Underwriters  or  the  Representatives   shall  have
         received an opinion of Keleher & McLeod, P.A., New Mexico counsel for the Company, dated the Closing Date, to the effect that:

                           (i) The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of New Mexico and has full corporate power and authority to engage in the State of New Mexico in the business now conducted by it therein;

                           (ii) The  activities  of the  Company in the State of
                  New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no public utility franchises or certificates of convenience and necessity are necessary under New Mexico law with respect to the maintenance and operation of the Company's property and business as now conducted in the State of New Mexico and no approval, authorization, or consent of the New Mexico Public Utility Commission or any other public board or body of the State of New Mexico is required for the issuance and sale of the Purchased Bonds on the terms and conditions herein and in the Prospectus set forth or contemplated or for the execution of the Supplemental Indenture relating to the Purchased Bonds, except as may be required under New Mexico state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion;

                           (iii) Assuming that the Company has good and valid title to all of the personal property located in the State of New Mexico and described in the Indenture as subject to the lien thereof (which property shall not include fixtures) ("Personal Property"), in giving the opinions described below with respect to any liens, defects and encumbrances on such title to such Personal Property, such counsel may rely solely upon, and assume the accuracy of, a search of the Uniform Commercial Code Financing Statements filed in the records of the New Mexico Secretary of State and may assume that there are no liens or other encumbrances on personal property (as used in the New Mexico Uniform Commercial Code) of the Company located in the State of New Mexico other than liens or other encumbrances that have been perfected by filing with the New Mexico Secretary of State under Section 55-9-401, New Mexico Statutes Annotated 1978; such title to such Personal Property is subject only to: (A) the lien of the Mortgage, (B) Excepted Encumbrances as defined in the Mortgage, and (C) other liens, encumbrances, or defects, none of which, individually or in the aggregate, in the opinion of such counsel, materially interfere with the business or operations of the Company (in determining whether any such other liens, encumbrances, or defects materially interfere with the business or operations of the Company, such counsel may rely solely upon a certificate of an officer or engineer of the Company which shall be attached to such opinion and such opinion may state that no other investigation or inquiry with respect thereto has been made); the Mortgage, subject only as above set forth in this clause, now constitutes, and the Mortgage and the Supplemental Indentures theretofore executed, subject only as above set forth in this clause, when the latter shall have been duly recorded and filed, will constitute, together and as a single instrument, a direct and valid first mortgage lien upon such Personal Property; and all properties (other than the classes or items of property expressly excepted in the Mortgage or expressly released from the lien thereof) acquired by the Company after the date of the Supplemental Indenture relating to the Purchased Bonds in each county in the State of New Mexico in which the Mortgage and the Supplemental Indenture shall have been duly recorded and filed and, with respect to priority only, any necessary recordation and/or filing has been accomplished (including therein any necessary descriptions of after-acquired real property and real property upon which after-acquired fixtures are affixed) will, upon such acquisition, become subject to the first mortgage lien thereof, subject, however, to Excepted Encumbrances and to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and, with respect to priority only, to liens, if any, existing prior to the time of any necessary recordation and/or filing by the Company;

                           (iv) The Company is the owner of the rights conferred
                  upon it by the leases from the Navajo Tribe relating to the site on which the Four Corners plant is located and while such counsel is not aware of the assertion of any claim contesting the interest of the Navajo Tribe in the lands leased, such counsel shall not be required to express any opinion with respect to the interest of the Navajo Tribe in the lands leased or with respect to the enforceability of such leases against the Navajo Tribe.

In giving such opinion, Keleher & McLeod, P.A. may rely solely upon certificates of the Company as to any factual matters upon which any such opinions are based.

                  (f) The Underwriters or the Representatives shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Purchased Bonds, the Registration Statements, the Prospectus, and other related matters as may reasonably be required, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to the incorporation of the Company and all other matters governed by the laws of the States of Arizona and New Mexico upon the opinions of Snell & Wilmer L.L.P. and Keleher & McLeod, P.A., referred to above.


                  (g) The Underwriters or the Representatives shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the First Registration Statement, the Second Registration Statement, the Third Registration Statement, or the Fourth Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth or contemplated in the Prospectus or as described in such certificate.

                  (h)  The  Underwriters  or  the  Representatives   shall  have
         received a letter of  DELOITTE & TOUCHE LLP,  dated the  Closing

         Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

         The Company will furnish the Underwriters or the Representatives with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.


         6. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statements relating to the Bonds, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statements, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statements relating to the Bonds, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not unreasonably be withheld.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (l) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (2) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For the purposes of clause (1) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses (1) and (2) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Bonds pursuant to this Agreement and the Terms Agreement and the principal amount of Purchased Bonds that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the principal amount of Purchased Bonds to which such Terms Agreement relates, the Underwriters or the Representatives may make arrangements satisfactory to the Company for the purchase of such Purchased Bonds by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder and under such Terms Agreement, to purchase the Purchased Bonds that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Purchased Bonds with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Purchased Bonds by other persons are not made within thirty-six hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Bonds. If any Terms Agreement is terminated pursuant to Section 7, or if for any reason a purchase pursuant to any Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

         9. Notices. All communications hereunder relating to any offering of Purchased Bonds will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representative first named in the Terms Agreement relating to such Purchased Bonds or the Underwriters at their addresses furnished to the Company in writing for the purpose of communications; provided, however, that any notice to an Underwriter pursuant to
Section 6 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and such Underwriters as are named in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. The Representatives, if any, may act for the several Underwriters in connection with any offering to which a Terms Agreement may relate, and any action under this Agreement or such Terms Agreement taken by the Representatives jointly or the Representative first named in such Terms Agreement in such capacity will be binding upon all the Underwriters of Purchased Bonds to which such Terms Agreement relates.

         12. Execution in Counterpart. This Agreement and any Terms Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                ARIZONA PUBLIC SERVICE COMPANY


                                                By ___________________________
                                                   Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


____________________________